Exhibit 10.13

URBAN MINING INTERNATIONAL INC. f/k/a Evotus, Inc.

NOTICE OF SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK

Subscriber:
(Print name exactly as you would like it to appear on your stock certificate(s))

Number of Shares:
(Round down to nearest whole share. No fractional shares will be issued)

Purchase Price per Share:	$0.15

Total Purchase Price:	$
(No. of shares of Common X Purchase Price per Share)
SSN / TIN:

Address for Notice:

Accredited Investor Qualification:	(Subscriber understands and acknowledges that this Offering is limited to “Accredited Investors,” as defined in rule 501 of Regulation D promulgated pursuant to the Securities Act (as defined below).)

Subscriber certifies that Subscriber is an “Accredited Investor” because Subscriber is (select all that apply):

☐	a natural person whose individual net worth, or joint net worth, with that person’s spouse, at the time of purchase exceeds $1,000,000 (not including the value of such individual’s primary residence). The related amount of indebtedness secured by such primary residence up to its fair market value may also be excluded; however, indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from net worth;

☐	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (the year in which the purchase is made);

☐	any trust or organization, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Company, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of investing in the Company;

☐	a director or executive officer of the Company; or

☐	an entity in which all of the equity owners are accredited investors.

Subscriber understands that the Company is relying upon the representations and warranties of Subscriber contained in the attached Subscription Agreement to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and the rules and regulations promulgated thereunder. Accordingly, Subscriber hereby affirms the truth and accuracy of all information provided by Subscriber and undertakes to inform the Company if at any time prior to the purchase of the Shares any of the information provided by Subscriber herein shall cease to be true and correct.

Subscriber:	Acceptance by the Company:

Name:
(Signature)	Title:

(Print Title if Signing on Behalf of an Entity)	(Date of Acceptanee)

(Date of Subscription)